June 25, 1998


Dear J.C. Nichols Shareholder:

The July 1 Special Shareholders Meeting to consider the J.C. Nichols and Highwoods merger is fast approaching. As you make the important decision how to vote, you should know that Institutional Shareholder Services (ISS), an independent proxy advisory and voting firm, has just issued a report regarding the proposed transaction.

In the conclusion to its 12 page report, ISS said, "ISS believes that the JCN board and management have made a good-faith effort to obtain a fair value on behalf of shareholders, both with Highwoods and in their willingness to allow
other  parties...to  conduct  due   diligence....[T]here  are  some  significant
detriments in casting aside the Highwoods merger, but there is no assurance that a better deal can be gained by doing so. Based on the certainty of the offer, the attractive offer price, the dividend payment, Morgan Stanley's fairness opinion, and the strategic benefits that will accrue from the transaction, we believe the merger agreement warrants shareholder support.

"We recommend a vote FOR the merger agreement."

Commenting on recent communications from Blackacre Capital Management L.L.P., an affiliate of Cerberus Partners, ISS added:

"The prices proposed by Intell and Cerberus may be tantalizing, but neither party is under any obligation to complete a transaction at any price. Indeed, a defeat of the Highwoods merger could entice either one to come back with a lowball bid.

"...[Blackacre] has been involved with JCN for almost a year, which makes its decision to enter the bidding fray only two weeks before the shareholders'
meeting striking....It is clearly bent on impeding the Highwoods deal."

ISS is the world's leading provider of proxy voting and corporate governance services. ISS serves, and is compensated by, its institutional shareholder and corporate clients throughout North America and Europe. Neither J.C. Nichols nor Highwoods is a member of ISS or pays ISS for its reports.

Your Board of Directors continues to believe that the Highwoods merger is in the interests of all J.C. Nichols shareholders. Your vote is very important and we urge you once more to vote for the merger today.

Since time is short, we have provided a way for you to vote via a toll-free telephone call. Simply follow the instructions below. Remember, the merger acquires approval by at least 2/3 of all shares and a failure to vote has the same effect as a vote against the merger.

As before, if you have any questions, please contact our proxy firm at 1-888-437-7699.


Sincerely,


William Hoskins


                          TOLL-FREE PROXYGRAM OPERATORS
                         ARE AVAILABLE TO ASSIST YOU NOW

                                  INSTRUCTIONS

1.  Call Toll-Free 1-800-521-8450 between 7:00 a.m. and 11:00 p.m. central time.

2. Tell the operator that you wish to send a collect Proxygram to ID No. [8131- Registered] [8132 - ADP], J.C. Nichols.

3. State your name, address and telephone number.

4. State your confidential identification number and number of shares as shown below:

         CONFIDENTIAL IDENTIFICATION NUMBER: [000001]

         NUMBER OF SHARES: [1,000]

5. Give the operator your voting preferences,  using the proxy text below.



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PROXY                                                                      PROXY



                              J.C. NICHOLS COMPANY


          This Proxy is Solicited on Behalf of the Board of Directors.




     The undersigned hereby appoints William K. Hoskins and Barrett Brady and anyone or more of them, with full power of substitution, as a proxy or proxies to repersent and to vote, as designated below, all the shares of Common Stock of J.C. Nichols Company the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on July 1, 1998, or any adjournment or postponement thereof. This proxy revokes all prior proxies given by the undersigned.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                      USING THE ENCLOSED PREPAID ENVELOPE.

                (Continued and to be signed on the reverse side)

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

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                              J.C. NICHOLS COMPANY
                  PLEASE MARK VOTE IN BOX USING DARK INK ONLY.

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The Board of Directors recommends a vote FOR the following proposal:
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1. Approval of the Agreement and Plan of Merger among
   Highwoods Properties, Inc., Jackson Acquisition Corp.
   and J.C. Nichols Company, pursuant to which the Company's shareholders may elect to receive either shares of Highwoods common stock or cash in exchange for shares of Company common stock.

        FOR: [________________]

        AGAINST: [____________]

        ABSTAINING: [_________]

2. The named proxies may vote in their discretion upon adjournment or postponement of the Special Meeting.
   If you have voted against the first proposal, the named proxies may not vote the shares represented by this proxy in favor of any adjournment or postponement intended to permit further solicitation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned authorized person. If this proxy is returned and no direction is made, all shares will be voted FOR the Merger Agreement. If this proxy is not returned it will have the effect of voting AGAINST the Merger Agreement.

______________________________________________________________
Printed Name of Record Owner


_________________________________________________________, 1998
Authorized Signature                         Date


_________________________________________________________, 1998
Title of Person Signing                      Date


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